UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2016

WAUSAU PAPER CORP.

(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 PAPER PLACE MOSINEE, WI 54455-9099 (Address of principal executive offices, including Zip Code)

(715) 693-4470

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On January 21, 2016, the acquisition of Wausau Paper Corp. (“Wausau” or the “Company”) by SCA Tissue North America LLC (“SCA Tissue”), a wholly owned subsidiary of SCA Americas Inc. (“SCA Americas”), was consummated pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of October 12, 2015 (the “Merger Agreement”), by and among Wausau, SCA Americas, and Salmon Acquisition, Inc., a wholly owned subsidiary of SCA Tissue (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Wausau (the “Merger”), with Wausau continuing as the surviving corporation. As a result of the Merger, Wausau became a wholly owned subsidiary of SCA Tissue, which pursuant to an Assignment of Agreement and Plan of Merger, dated January 20, 2016 (the “Assignment Agreement”), was assigned SCA Americas’ rights and obligations under the Merger Agreement.  Pursuant to the terms of the Merger Agreement and the Assignment Agreement, SCA Americas continues to remain liable for all of its obligations under the Merger Agreement as if no assignment had occurred.

Item 1.02.

Termination of a Material Definitive Agreement.

In connection with the Merger, on January 21, 2016, the Company repaid all of its outstanding obligations in respect of principal, interest and fees under (i) the Credit Agreement, dated as of July 30, 2014, among Wausau, as borrower, certain subsidiaries of Wausau, as guarantors, Bank of America, N.A., as administrative agent, and the other lenders party thereto and (ii) the Credit Agreement, dated as of July 30, 2014, among Wausau, Wausau Timberland Company, LLC, Wausau Paper Mills, LLC, Wausau Paper Towel & Tissue, LLC, the Sorg Paper Company, the Middletown Hydraulic Company, Bank of America, N.A., as agent, and the other lenders party thereto, (as such agreements may have been amended, the “Credit Agreements”), and terminated all commitments under the Credit Agreements.  Other than customary LIBOR breakage fees, if any, no prepayment premiums were paid in connection with such repayments.

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On January 21, 2016, pursuant to the terms of the Merger Agreement, SCA Tissue completed the acquisition of Wausau through the Merger. As a result of the Merger, Wausau became a wholly owned subsidiary of SCA Tissue. At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of any shareholder, each share of common stock, no par value per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares held in the Company’s treasury or owned by SCA Americas, Merger Sub or any direct or indirect wholly owned subsidiary of SCA Americas or the Company) was canceled and automatically converted into the right to receive $10.25 in cash, without interest (the “Merger Consideration”).

Prior to the Effective Time, pursuant to the terms of to the Merger Agreement, the Company took the actions necessary to cause, at the Effective Time, each Company stock option that is outstanding and unexercised as of immediately prior to the Effective Time to be cancelled and converted into the right to receive a cash payment determined in accordance with the respective stock option plan of the Company pursuant to which such stock option was issued. In addition, pursuant to the terms of the Merger Agreement, each performance unit granted under a stock plan of the Company was cancelled and converted into the right to receive a cash payment equal to the product of (1) the Merger Consideration multiplied by (2) the aggregate number of shares subject to such performance unit award.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2015, and the terms of which are incorporated herein by reference.

Item 3.01.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As of January 21, 2016, trading in shares of Common Stock on the New York Stock Exchange (the “NYSE”) has been halted. As a consequence of the Merger, on January 21, 2016, the Company requested that the NYSE file a Form 25 with the SEC, to request the removal of the Common Stock from listing on the NYSE and from registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.  The disclosure set forth in the Introductory Note above and under Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03.

Material Modification to Rights of Security Holders.

The disclosure set forth in the Introductory Note above and under Items 2.01 and 3.01 above is incorporated by reference into this Item 3.03.

Item 5.01.

Changes in Control of Registrant.

The disclosure set forth in the Introductory Note above and under Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. The aggregate purchase price was approximately $513 million.

SCA Tissue financed the Merger with available cash.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the consummation of the Merger, each of Robert H. Yanker, Londa J. Dewey, Gary W. Freels, Charles E. Hodges, G. Watts Humphrey, Jr., John S. Kvocka, Gavin T. Molinelli, and George Patrick Murphy submitted letters of resignation and ceased to be directors of Wausau and were replaced by Donald E. Lewis, Dumitrache Martinez, and Kevin S. Gorman.

In connection with the consummation of the Merger, Michael C. Burandt resigned as Chairman and Chief Executive Officer, and as a director of Wausau, Sherri L. Lemmer resigned as Senior Vice President and Chief Financial Officer, Matthew L. Urmanski resigned as President and Chief Operating Officer, and the board of directors of Wausau appointed Donald E. Lewis as President, Dumitrache Martinez as Vice President Finance, and Kevin S. Gorman as Vice President Legal and Secretary of Wausau.

Item 5.03.

Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, the articles of incorporation of the Company were amended and restated as set forth in the articles of merger, and the bylaws of the Company were amended and restated in their entirety to be the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that the name shall be “Wausau Paper Corp.”). The articles of merger filed with the Department of Financial Institutions of the State of Wisconsin and the bylaws of the Company as so amended are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.07.

 Submission of Matters to a Vote of Security Holders

On January 20, 2016, the Company held a special meeting of shareholders (the “Special Meeting”), at the Hyatt Regency, 401 West High Street, Lexington, Kentucky 40507, to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement, (ii) a proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the proxy statement that will or may become payable to the Company’s named executive officers in connection with the consummation of the Merger, and (iii) a proposal to approve the adjournment of the Special Meeting if necessary or appropriate in the view of the Company’s board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement.

At the Special Meeting, holders of 43,563,054 shares of Common Stock, which represents approximately 87% of the shares of Common Stock outstanding and entitled to vote as of the record date of December 11, 2015, were represented in person or by proxy.

The final voting results for each proposal, each of which is described in greater detail in the Company’s definitive proxy statement filed with the SEC on December 14, 2015, follow below:

Proposal One–Approval and Adoption of the Merger Agreement:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	43,168,879	369,541	24,634	–

The proposal to adopt the Merger Agreement was approved by the Company’s shareholders.

Proposal Two–Advisory Vote Regarding Merger-Related Compensation:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	36,426,971	6,985,739	150,344	–

The non-binding advisory proposal on the specified compensation arrangements disclosed in the definitive proxy statement that will or may become payable to the Company’s named executive officers in connection with the consummation of the Merger was approved by the Company’s shareholders.

Proposal Three–Adjournment or Postponement of the Special Meeting:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	41,315,600	2,217,420	30,034	–

Shareholder action on the third proposal was not required because there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

On January 20, 2016, the Company issued a press release announcing the final voting results of the Special Meeting, held on January 20, 2016 and the closing of the Merger. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference

 Item 9.01.

Financial Statements and Exhibits

(d) Exhibits

2.1

Agreement and Plan of Merger, dated October 12, 2015, among Wausau Paper Corp., SCA Americas, Inc. and Salmon Acquisition, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 13, 2015).

3.1	Articles of Incorporation of Wausau Paper Corp.

3.2	Amended and Restated Bylaws of Wausau Paper Corp.

99.1	Joint press release issued by Wausau Paper Corp. and SCA Americas Inc. on January 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

By:

/s/ KEVIN S. GORMAN

Name:

Kevin S. Gorman

Title:

Vice President

Date: January 22, 2016

EXHIBIT INDEX

Exhibit No.	Name

2.1

Agreement and Plan of Merger, dated October 12, 2015, among Wausau Paper Corp., SCA Americas, Inc. and Salmon Acquisition, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 13, 2015).

3.1	Articles of Incorporation of Wausau Paper Corp.

3.2	Amended and Restated Bylaws of Wausau Paper Corp.

99.1	Joint press release issued by Wausau Paper Corp. and SCA Americas Inc. on January 20, 2016.